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                                                                  EXHIBIT (b)(4)


                                 THIRD AMENDMENT
                          DATED AS OF MARCH 31, 2000 TO
                         MULTICURRENCY CREDIT AGREEMENT
                           DATED AS OF MARCH 18, 1998

                  THIS THIRD AMENDMENT, dated as of March 31, 2000 (this "AMENDMENT") is entered into among MIDDLEBY MARSHALL INC., a Delaware corporation ("MIDDLEBY"), the existing Subsidiaries of Middleby (together with Middleby, individually, a "BORROWER" and collectively, the "BORROWERS"), and BANK OF AMERICA, N.A. (successor to Bank of America National Trust and Savings Association), a national banking association, having its principal office at 231 South LaSalle Street, Chicago, Illinois 60697 (the "BANK").

                                    RECITALS:

         A. The Borrowers and the Bank have entered into a Multicurrency Credit Agreement dated as of March 18, 1998, as amended by that certain First Amendment dated as of July 4, 1998 and that certain Second Amendment and Waiver dated as of March 31, 1999 (as amended, modified or supplemented, the "AGREEMENT"; the terms defined in the Agreement and not otherwise defined herein shall be used herein as defined in the Agreement).

         B. The Borrowers and the Bank wish to amend the Agreement as hereinafter set forth.

         C. Therefore, the parties hereto agree as follows:

                  1.  AMENDMENTS TO THE AGREEMENT.

                  1.1 SECTION 2.13 EXTENSION OF THE COMMITMENT. SECTION 2.13 of the Agreement is hereby amended as of the date hereof by deleting it in its entirety and inserting the following in lieu thereof:

                  2.13     EXTENSION OF THE COMMITMENT.

                  (a) "CURRENT COMMITMENT TERMINATION DATE" shall initially be February 28, 2002. On any Business Day that is not less than 30 days nor more than 60 days prior to two (2) years prior to the Current Commitment Termination Date then in effect, Middleby may, by written notice (an "EXTENSION REQUEST") given to the Bank, request that the Current Commitment Termination Date be extended. Each such Extension Request shall contemplate an extension of the Current Commitment Termination Date to a date that is one year after the Current Commitment Termination Date then in effect (the "EXTENDED TERMINATION DATE").

                  (b) The Bank may, in its sole discretion, consent to a requested extension by giving written notice thereof to Middleby by not later than the Business Day that is 31 days after the date of the Extension Request. Failure on the part of the Bank to respond to the Extension Request by such date shall be deemed to be a denial of such request by the Bank.

                  (c) The Current Commitment Termination Date, in the event that the Bank shall not consent to such Extension Request, shall continue to be the existing Current Commitment Termination Date (the "EARLIER TERMINATION DATE"). The Current Commitment Termination Date, in the event that the Bank shall consent to such Extension Request, shall continue to be the Earlier Termination Date until the end of the day immediately preceding the Current Commitment Termination Date then in effect, at which time the Current Commitment Termination Date shall become the Extended Termination Date referenced in the Extension Request.

                  1.2 SECTION 7.13(c) OF THE AGREEMENT. SECTION 7.13(c) of the Agreement is hereby amended as of the date hereof by deleting it in its entirety and inserting the following in lieu thereof:

                  (c) FIXED CHARGE COVERAGE RATIO. Middleby and its Subsidiaries on a consolidated basis shall maintain a Fixed Charge Coverage Ratio, measured at the end of each fiscal quarter for the four (4) immediately preceding fiscal quarters then ended, for such period ending on a date set forth below of not less than the amount set forth opposite such date:

                                    Date                               Ratio
                                    ----                               -----
                                    4/1/00                             1.00:1.00
                                    7/1/00                             1.00:1.00
                                    9/30/00 and
                                    each fiscal
                                    quarter thereafter                 1.25:1.00

                           In the event that Middleby or any of its Subsidiaries shall have made an Acquisition involving any Person during such immediately preceding fiscal quarter, then for purposes of calculating the Fixed Charge Coverage Ratio, Net Income shall include the allocable net income (adjusted

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                           as provided in the definition of the term "Fixed
                           Charge Coverage Ratio") of such Person for the four (4) most recently completed fiscal quarters of such Person determined in accordance with GAAP, and, if GAAP is not applicable, determined in a manner agreed to in writing by the Bank and Middleby.

                  2. WARRANTIES. To induce the Bank to enter into this Amendment, the Borrowers warrant that:

                  2.1 AUTHORIZATION. The Borrowers are duly authorized to execute and deliver this Amendment, and are and will continue to be duly authorized to borrow monies under the Agreement, as amended hereby, and to perform their obligations under the Agreement, as amended hereby.

                  2.2 NO CONFLICTS. The execution and delivery of this Amendment, and the performance by the Borrowers of their respective obligations under the Agreement, as amended hereby, do not and will not conflict with any provision of law or of the charter or by-laws of each Borrower or of any agreement binding upon each Borrower.

                  2.3 VALIDITY AND BINDING EFFECT. The Agreement, as amended hereby, is a legal, valid and binding obligation of the Borrowers, enforceable against the Borrowers in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

                  3. CONDITIONS PRECEDENT. This Amendment shall be effective as of the date first written above upon the satisfaction of each of the following conditions precedent:

                  3.1 DOCUMENTATION. The Borrowers shall have delivered to the Bank this Amendment together with each of the following, all duly executed and dated the date hereof, in form and substance satisfactory to the Bank:

                  (a) RESOLUTIONS. For each Borrower, as the Bank deems necessary, a copy, duly certified by the secretary or an assistant secretary of such Borrower, of (i) resolutions of such Borrower's Board of Directors authorizing or ratifying the execution and delivery of this Amendment and authorizing the borrowings under the Agreement, as amended hereby, (ii) all documents evidencing other necessary corporate action, and (iii) all approvals or consents, if any, necessary with respect to this Amendment.

                  (b) INCUMBENCY. For each Borrower, as the Bank deems necessary, a certificate of the secretary or an assistant secretary of such Borrower certifying the names of such Borrower's officers authorized to sign this Amendment and all other documents or certificates to be delivered hereunder, together with the true signatures of such officers.

                  (c) CERTIFICATION. A certificate of the president or chief financial officer of Middleby as to the matters set out in SECTIONS 3.2, 3.3 and
3.4 hereof.

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                  (d) OTHER. Such other documents as the Bank may reasonably request.

                  3.2 NO DEFAULT. As of the date hereof, after giving effect to this Amendment, no Event of Default or Default shall have occurred and be continuing.

                  3.3 WARRANTIES. As of the date hereof, after giving effect to this Amendment, the representations and warranties in ARTICLE V of the Agreement and in SECTION 2 of this Amendment shall be true and correct as though made on such date, except for such changes as are specifically permitted under the Agreement.

                  3.4 NORTHWESTERN NOTES. As of the date hereof, no default or event of default shall have occurred and be continuing under that certain Note Agreement dated January 1, 1995 between Middleby and Northwestern Mutual Life Insurance Company ("Northwestern") pursuant to which Middleby issued those certain $15,000,000 10.99% Senior Notes due on January 10, 2003 which are held by Northwestern.

                  4.  GENERAL.

                  4.1 EXPENSES. The Borrowers agree to pay the Bank upon demand for all reasonable expenses, including reasonable attorneys' and legal assistants' fees (which attorneys and legal assistants may be employees of the Bank), incurred by the Bank in connection with the preparation, negotiation and execution of this Amendment.

                  4.2 LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF); PROVIDED THAT THE BANK SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  4.3 SUCCESSORS. This Amendment shall be binding upon the Borrowers and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrowers and the Bank and the successors and assigns of the Bank.

                  4.4 CONFIRMATION OF THE AGREEMENT. Except as amended and waived hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

                  4.5 REFERENCES TO THE AGREEMENT. Each reference in the Agreement to "this Agreement," "hereunder," "hereof," or words of like import, and each reference to the Agreement in any and all instruments or documents provided for in the Agreement or delivered or to be delivered thereunder or in connection therewith, shall, except where the context otherwise requires, be deemed a reference to the Agreement as amended hereby.

                  4.6 COUNTERPARTS. This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

                  4.7 REAFFIRMATION OF GUARANTY. Middleby and Middleby Worldwide, Inc. (f/k/a Asbury Associates, Inc.), as guarantors (the "GUARANTORS") pursuant to that certain Continuing

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Guaranty (Multicurrency) dated as of March 18, 1998 (the "GUARANTY") executed by the Guarantors in favor of the Bank hereby acknowledge and affirm to the Bank that notwithstanding the execution and delivery of this Amendment, the Guarantors hereby re-confirm the Guaranty and are and continue to be primarily liable for the Liabilities, as defined in the Guaranty.

                           [signature pages to follow]

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed at Chicago, Illinois by their respective officers thereunto duly authorized as of the date first written above.

                          MIDDLEBY MARSHALL INC., as Borrower
                          and Guarantor

                          By: /s/ David B. Baker
                              ------------------
                          Name: David B. Baker
                          Title: VP & CFO

                          MIDDLEBY PHILIPPINES CORPORATION,
                          as Borrower

                          By: /s/ David B. Baker
                              ------------------
                          Name: David B. Baker
                          Title: VP & CFO

                          MIDDLEBY JAPAN CORPORATION, as
                          Borrower

                          By: /s/ David B. Baker
                              ------------------
                          Name: David B. Baker
                          Title: VP & CFO

                          MIDDLEBY TAIWAN CORPORATION
                          (f/k/a Asbury Worldwide (Taiwan) Co., Ltd.), as
                          Borrower

                          By: /s/ David B. Baker
                              ------------------
                          Name: David B. Baker
                          Title: VP & CFO

                          MIDDLEBY WORLDWIDE, INC. (f/k/a Asbury
                          Associates, Inc.), as Borrower and Guarantor

                          By: /s/ David B. Baker
                              ------------------
                          Name: David B. Baker
                          Title: VP & CFO

                          MIDDLEBY KOREA CORPORATION (f/k/a
                          Asbury Worldwide Korea Co., Ltd.), as Borrower


                          By: /s/ David B. Baker
                              ------------------
                          Name: David B. Baker
                          Title: VP & CFO

                         INTERNATIONAL CATERING EQUIPMENT
                         AND SUPPLIES, INC., as Borrower


                         By: /s/ David B. Baker
                             ------------------
                         Name: David B. Baker
                         Title: VP & CFO

                         MIDDLEBY MEXICO, S.A. DE C.V. (f/k/a
                         Asbury Mexico, S.A. DE C.V.), as Borrower


                         By: /s/ David B. Baker
                             ------------------
                         Name: David B. Baker
                         Title: VP & CFO

                         MIDDLEBY WORLDWIDE SPAIN, S.L. (f/k/a
                         Asbury, S.L.), as Borrower


                         By: /s/ David B. Baker
                             ------------------
                         Name: David B. Baker
                         Title: VP & CFO

                         BANK OF AMERICA, N.A. (successor to Bank of America National Trust and Savings
                         Association), as Bank


                         By: /s/ George C. Lyman
                             -------------------
                         Name: George C. Lyman
                         Title: Senior Vice-President